UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BALANCE LABS, INC.

(Exact name of registrant as specified in its Charter)

Delaware	8742	47-1146785
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

1111 Lincoln Road, 4th Floor

Miami Beach, FL 33139

(305) 907-7600

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Corporate Creations Network Inc.

3411 Silverside Road, #104 Rodney Building

Wilmington, DE 19810

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Offering Price	Amount of Registration Fee
common stock, par value $0.0001 per share	1,000,000	$0.25	250.000	29.05

(1) This registration statement covers the resale by our selling shareholders of up to 1,000,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457. The price of $0.25 is a fixed price at which the selling security holders may sell their shares for the duration of the offering. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON MARCH____, 2015

BALANCE LABS, INC.

1,000,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Balance Labs” “Company,” “we,” “us” and “our”, “our company” refer to Balance Labs, Inc.

Overview

Incorporated on June 5, 2014 under the laws of the State of Delaware, Balance Labs, Inc. (“Balance Labs”) is a consulting firm that provides business development and consulting services to start up and development stage businesses. The company offers services to help businesses in various industries improve and fine tune their business models, sales and marketing plans and internal operations as well as make introductions to professional services such as business plan writing, accounting firms and legal service providers.

We leverage our knowledge in developing businesses with entrepreneurs and start up companies’ management whereby we create a customized plan for them to overcome obstacles so that they can focus on marketing their product(s) and/or service(s) to their potential customers.

On June 5, 2014, we issued 12,000,000 and 8,000,000 shares of common stock as “founder shares” to Balance Holdings, LLC (“Balance Holdings”) and Shilo Security Solutions, Inc. (“Shilo”) for services rendered in forming our company and pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Shilo subsequently distributed its equity holding in the Balance Labs, Inc. to its shareholders, pro rata, on January 5, 2015. Such shareholders are the selling shareholders identified in the section “Selling Security Holders” on page 18.

Where You Can Find Us

The Company's principal executive office and mailing address is 1111 Lincoln Road, 4th Floor, Miami Beach, FL 33139. Our telephone number is (305) 907-7600.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected not to use the extended transition period provided above.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

Common stock offered by selling security holders	1,000,000 shares of common stock. This number represents 4.9 % of our current outstanding common stock.

Common stock outstanding before the offering	20,400,000 shares of common stock.

Common stock outstanding after the offering	20,400,000 shares of common stock.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.25 per share for the duration of the offering.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 2.

RISK FACTORS

The Securities offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Units. This Memorandum contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Memorandum.

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Risks Related to Our Business

LIMITED OPERATION HISTORY

The Company was formed on June 5, 2014. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company's business development plan, devise a marketing plan to successfully reach the companies in this field or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

As of December 31, 2014, the Company had a working capital deficiency and stockholders’ deficiency of $6,947 and $6,447, respectively. During the period from June 5, 2014 (inception) to December 31, 2014, the Company reported a net loss of $8,447.

The Company may require additional capital to implement its business plan and support its operations. Currently, the Company has no established bank-financing arrangements. Therefore, depending on the revenue growth rate, the Company may need to seek additional financing through a future private offering of its equity or debt securities, or through strategic partnerships and other arrangements with corporate partners. The Company believes it will be successful in these efforts; however, there can be no assurance the Company will meet its internal revenue forecasts or, if necessary, be successful in raising additional debt or equity financing to fund its operations on terms agreeable to the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. The Company presently has enough cash on hand to sustain its operations until June 2015. The Company anticipates the receipt of funding within such period, but there can be no assurance that it will occur. If the Company is unable to meet its internal revenue forecasts or obtain additional financing on a timely basis, the Company may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate, and/or seek reorganization under the U.S. bankruptcy code.

ADVERSE EFFECT TO YOUR INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

LIMITED EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to adequately comply with laws, rules, or regulations applicable to our business may result in fines or regulatory action, which may materially adversely affect our business, results of operations, or financial condition and could result in delays in the development of an active and liquid trading market for our stock.

SIGNIGFICANT COSTS TO BE A PUBLIC COMPANY

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations. Based on our management’s reasonable estimates, we anticipate that our cost of being a public company, including legal, audit costs, printing, filing fees and other costs will be between $15,000 and $30,000 per year.

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SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURABLE CLAIM

Although we are in the process of obtaining the necessary Director and Officer liability insurance, we do not have any insurance to cover potential risks and general liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

COMPLETE CONTROL OVER THE COMPANY

Our majority shareholder, Balance Holdings, LLC, which our Chairman of the Board, Michael D. Farkas has investing and dispositive power of, beneficially own approximately 58.82% of our common stock. Mr. Farkas also has investing and dispositive power of Shilo Holding Group LLC, which own approximately 36.44% of our common stock. Therefore, Mr. Farkas is able to exercise control over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he also has significant control over our management and policies. The directors elected thereof will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in their best interest.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have not elected to opt in to the extended transition period for complying with the revised accounting standards.

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DEPENDENCE ON KEY PERSONNEL

We will be dependent on services from our management team, including Chairman of the Board, Michael D. Farkas, President, CEO and CFO Raphael Perez and Secretary Carmen Villegas. The loss of our officers could have a material adverse effect on the operations and prospects of the Company. Our management is expected to handle all marketing and sales efforts and manage the operations. Their responsibilities include formalizing business arrangements with third party service providers, directing the development of the Company website and other online communication tools, and formulating marketing materials to be used during presentations and meetings. At this time, we do not have any employment agreement with Mr. Perez or Ms. Villegas, though the Company may enter into such an agreement with them on terms and conditions usual and customary for its industry. The Company does not currently have "key man" life insurance on either Mr. Perez or Ms. Villegas.

HIGHLY COMPETITIVE MARKET

There are numerous established companies that offer some combination of marketing, promotional and general consulting services to startup and development stage companies in the industry. In addition, there are a number of large and well-established full-service consulting firms that provide strategy and implementation services to a broad spectrum of industries. We are a new entry into this competitive market and may struggle to differentiate ourselves as a specialist that provides more value for startup and development stage companies.

INDEMNIFICATION AND LIMITATION OF LIABILITY

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

POTENTIAL CLIENTS MAY NOT HAVE THE FUNDS OR THE NEED TO OUT SOURCE THIS WORK

Some companies have the resources to handle the strategy and implementation of these services in-house. Other companies may have limited available resources which will prohibit them from engaging us to help them develop and implement their strategy. Therefore, we risk having a limited niche potential client base.

COMPANY MAY RELY UPON INDEPENDENT CONTRACTORS TO IMPLEMENT SOLUTIONS

In order to implement our services at a scale commensurate with the business plan, we will most likely engage independent contractors who will need to be mentored and actively managed to ensure that their work product meets the standards of our Company. Recruiting, engaging, contracting and maintaining independent contractors who can perform this work could cause delays, unplanned expenses and other adverse results for the Company.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

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As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE NOT ABLE TO IMPLEMENT THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT IN A TIMELY MANNER OR WITH ADEQUATE COMPLIANCE, WE MAY BE SUBJECT TO SANCTIONS BY REGULATORY AUTHORITIES.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and, beginning with our annual report for fiscal year 2016, provide a management report on the internal control over financial reporting. We are in the preliminary stages of seeking consultants to assist us with a review of our existing internal controls and the design and implementation of additional internal controls that we may determine are appropriate. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will be evaluating our internal controls systems to allow management to report on our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

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We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or a stock exchange on which our securities may be listed in the future. Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC, any stock exchange on which our securities may be listed in the future, or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inferior internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

To date, we have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting or disclose the results of such evaluation until the filing of our second annual report. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event an investor could lose his entire investment in our company.

Risks Related to Our Common Stock

NO PUBLIC TRADING MARKET

There is no established public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

NOT LIKELY TO PAY DIVIDENDS

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

MAY BE SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had forty-nine (49) holders of our common stock.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

DESCRIPTION OF BUSINESS

Overview

Balance Labs, Inc. was incorporated on June 5, 2014 under the laws of the State of Delaware. We are a consulting firm that provides business development and consulting services to startup and development-stage businesses. With each client, our company provides businesses in various industries with customized consulting services to meet their business needs and help them improve their business models, sales and marketing plans and internal operations, as well as introduce the businesses to experienced professional contacts that would be vital to the success of these businesses.

The Company is led by our former President and CEO and current Chairman of the Board, Michael D. Farkas, who is a seasoned entrepreneur and has worked in corporate finance and in assisting and developing businesses in multiple industries for the past twenty (20) years. Along with Mr. Farkas, our management team consists of experienced business people in high-tech fields such as telecommunications, EV Charging infrastructure, laser technology, E-Cig and Vapor as well as the agricultural industry, specifically in the cultivation of olives and production of olive oil. Throughout the years while working with various companies, our management team recognized the need for an independent third party company that could help developmental stage and startup businesses create and implement a viable business model, assist in them in developing marketing, promotional and merchandising plans.

Our business focuses on providing advice to entrepreneurs and assisting business owners so that their ideas can be fully developed and implemented. Due to limited resources, lack of experienced management and competing priorities, startup and developmental stage companies are not operating as efficiently as they can be, and therefore would benefit from an outside party that could assist in developing and executing certain strategies. We utilize our knowledge in developing businesses, share practical experiences with our clients and introduce the business owners to different experienced professionals who could help these inexperienced entrepreneurs further implement their ideas. Startups and development stage businesses across all industries commonly experience certain “growing pains”. Our plan is to prepare our clients for many inevitable challenges and develop a customized plan for them to overcome these obstacles so that they can focus on marketing their product(s) and/or service(s) to their potential customers.

Our company’s fiscal year end is December 31.

Our Services

The Company will assist in the development and execution of the following services for our client companies:

•	Business model development, including marketing research, naming and branding
•	Business plan writing
•	Financial modeling
•	Website & mobile app development
•	Employee and board member recruitment
•	Patent/trademark filing assistance

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•	Professional introductions
•	Product or service development
•	Product production
•	Develop marketing material
•	Product or service placement
•	Celebrity endorsements
•	Introductions to professional services such as legal & accounting
•	In the future we plan to offer executive office sharing and additional ancillary services

Target Market

The target market will consist of startup and developmental stage businesses located in the United States and abroad. We cater our services to startups and developmental stage companies that do not have the resources to execute or implement their business plan or ideas with the personnel in-house. Our client companies can derive value from our support and expertise with dealing with the typical growing pains and common mistakes experienced by startups.

Marketing and Sales

As we are in the early stage of operation, our President Raphael Perez and Secretary Carmen Villegas are responsible for all marketing and sales efforts. Their responsibilities include formalizing business arrangements with third party service providers, directing the development of our website and other online communication tools, and formulating marketing materials to be used during presentations and meetings.

We plan to enter the market by developing relationships initially with startups and development stage companies. We plan to use our website www.balancelabs.co to promote our services and provide a contact function that allows potential clients to reach us for additional information. We may also utilize social media such as Facebook, Twitter and an online blog to increase our presence online and communicate the value we can add.

We do not have any specific marketing channels in place at this point to market our services to potential customers. In the next twelve months we plan to market our services through word of mouth or personal referrals. We also plan to advertise in startup and development stage specific journals and online media. Referrals from companies that are satisfied with our provided services are likely to be our most significant and efficient form of marketing.

Competition

The primary source of competition will come from various service providers such as business plan writers, auditors, lawyers, marketing firms as well as many other types of service providers. In addition those startups and development stage companies that have the resources and inclination to handle these tasks in-house will not need our services.

There are also numerous established firms that offer some combination of marketing, promotional and general consulting services to startup and development stage companies in the industry. In addition, there are a number of large and well-established general marketing agencies that provide strategy and implementation services to the industry as well as a number of other industries. We are a new entry into this competitive market and may struggle to differentiate ourselves as a specialist that provides more value for startup and development stage companies.

Services Pricing

The cost for consulting projects will depend on the scope of the project and time required to execute it. We may charge a flat fee based on the services that our clients request from us, an hourly rate, revenue share or a combination of the above in order to provide our clients with as many cost effective options as possible. Additionally, all expenses incurred, including engaging third parties, travel as well as other approved expenses, will be passed through to the client for reimbursements.

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Employees

We presently have no other employees other than our President, CEO and CFO, Raphael Perez and Secretary, Carmen Villegas. Over time, we may hire employees and/or engage additional independent contractors in order to execute our projects. These decisions will be made by our officers if and when appropriate

Government Regulation

Our business activities currently are subject to no particular regulation by government agencies other than that routinely imposed on corporate businesses. We do not anticipate any regulations specific to our business activities in the future.

Seasonality

We do not have a seasonal business cycle.

Environmental Matters

Our business currently does not implicate any environmental regulation.

Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on services or processes relating to our business. With the exception of domain name and mobile app in the future, we do not consider the grant of patents, trademarks or other registered intellectual property essential to the success of our business.

Domain Name

We have registered the domain name of www.BalanceLabs.co.

DESCRIPTION OF PROPERTY

The Company's principal executive office and mailing address is 1111 Lincoln Road, 4th Floor, Miami Beach, FL 33139. Our telephone number is (305) 907-7600. The Company is currently paying a rent of $5,000 per month for the lease of the premise. Once our business grows and generates additional revenue, we may look for a larger office space to meet our business needs.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently involved in any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our audited financial statements and the accompanying notes included elsewhere in this Current Report. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to Balance Labs, Inc., a Delaware corporation. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

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We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. See “Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this registration statement. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Overview

We were incorporated on June 5, 2014 under the laws of the State of Delaware. We are a consulting firm that provides business development and consulting services to startup and development-stage businesses. Our company provides businesses in various industries with customized consulting services to meet their business needs and help them improve their business models, sales and marketing plans and internal operations, as well as introduce the businesses to experienced professional contacts that would be vital to the success of these businesses.

Our business focuses on providing advice to entrepreneurs and assisting business owners so that their ideas can be fully developed and implemented. Due to limited resources, lack of experienced management and competing priorities, startup and developmental stage companies are not operating as efficiently as they can be, and therefore would benefit from an outside party that could assist in developing and executing certain strategies. We utilize our knowledge in developing businesses, share practical experiences with our clients and introduce the business owners to experienced professionals who could help these inexperienced entrepreneurs further implement their ideas. Startups and development stage businesses across all industries commonly experience certain “growing pains”.

Plan of Operations

Our plan is to prepare our clients for many inevitable challenges and develop a customized plan for them to overcome these obstacles so that they can focus on marketing their product(s) and/or service(s) to their potential customers.

Although we are only working with one client as the date of this registration statement, we used our initial contact list, surveyed the local market and we are working on building a portfolio of potential clients for our future marketing effort.

We plan to market our services both online and through personal referrals, which includes our website at www.balancelabs.co and engaging potential clients on social media, including LinkedIn, Facebook and Twitter. However, because we have a limited budget allocated for our marketing campaign online, we anticipate that personal referrals from companies that are satisfied with our provided services and professionals within our professional network are likely to be our most significant and efficient form of marketing.

Results of Operations

Period from June 5, 2014 (Inception) to December 31, 2014

Overview

We reported a net loss of $8,447 for the period from June 5, 2014 (inception) to December 31, 2014, which resulted primarily from a gross profit of $41,000 reduced by operating expenses of $49,649.

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Revenues

Our revenues for the period from June 5, 2014 (inception) to December 31, 2014 were $111,000, which resulted from our professional service agreement with an entity in which our Board Chairman has an indirect 19% interest.

Cost of revenues

The direct cost of revenues for the period from June 5, 2014 (inception) to December 31, 2014 was $70,000 which was attributable to compensation earned by our Board Chairman in connection with services performed related to our client.

General and administrative expenses

General and administrative expenses were $49,649 during the period from June 5, 2014 (inception) to December 31, 2014, which were primarily comprised of rent and office services expense paid to an entity controlled by our Board Chairman.

Interest

Interest income was $202 during the period from June 5, 2014 (inception) to December 31, 2014.

Liquidity and Capital Resources

Liquidity

We measure our liquidity in a number of ways, including the following:

December 31,
2014

Cash	$66,158
Working capital deficiency	$(6,947)

Availability of Additional Funds

As of December 31, 2014, we had a working capital deficiency and stockholders’ deficiency of $6,947 and $6,447, respectively. During the period from June 5, 2014 (inception) to December 31, 2014, we reported a net loss of $8,447. We have not yet achieved profitability and we will need to add clients and generate additional revenues to achieve profitability.

We may require additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, depending on the revenue growth rate, we may need to seek additional financing through a future private offering of its equity or debt securities, or through strategic partnerships and other arrangements with corporate partners. We believe we will be successful in these efforts; however, there can be no assurance we will meet our internal revenue forecasts or, if necessary, be successful in raising additional debt or equity financing to fund our operations on terms agreeable to us. These matters raise substantial doubt about our ability to continue as a going concern. We presently have enough cash on hand to sustain our operations until June 2015. We anticipate the receipt of funding within such period, but there can be no assurance that it will occur. If we are unable to meet our internal revenue forecasts or obtain additional financing on a timely basis, we may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on our business, financial condition and results of operations, and ultimately we could be forced to discontinue our operations, liquidate, and/or seek reorganization under the U.S. bankruptcy code.

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Our financial statements included elsewhere in this registration statement on Form S-1 have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

During the period from June 5, 2014 (inception) to December 31, 2014, our sources and uses of cash were as follows:

Net Cash Provided by Operating Activities

We experienced positive cash flow from operating activities for the period from June 5, 2014 (inception) to December 31, 2014 in the amount of $65,553. The net cash provided by operating activities was primarily due to cash provided by an increase in accrued expenses and other current liabilities.

Net Cash Used in Investing Activities

During the period from June 5, 2014 (inception) to December 31, 2014, net cash used in investing activities was $500, which was related to our investment in a related party.

Net Cash Provided by Financing Activities

Net cash provided by financing activities during the period from June 5, 2014 (inception) to December 31, 2014 was $1,105 related to proceeds from short term advances from related parties used to fund our early formation expenses.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals, stock-based compensation and income taxes. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenue related to its professional services to its customers when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured.

Recently Issued Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation,” (“ASU 2014-10”). ASU 2014-10 removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. We have elected to adopt ASU 2014-10 effective with this registration statement on Form S-1 and its adoption resulted in the removal of previously required development stage disclosures. Our principal operations are to provide business development and consulting services to start up and development stage businesses.

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In June 2014, the FASB issued ASU No. 2014-12, "Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide that a Performance Target Could be Achieved after the Requisite Service Period," ("ASU 2014-12"). The amendments in ASU 2014-12 require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in ASC Topic No. 718, "Compensation - Stock Compensation" as it relates to awards with performance conditions that affect vesting to account for such awards. The amendments in ASU 2014-12 are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in ASU 2014-12 either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. We do not anticipate that the adoption of ASU 2014-12 will have a material impact on our financial statements.

In August 2014, the FASB issued ASU No. 2014-15,”Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. We do not anticipate that the adoption of ASU 2014-15 will have a material impact on our financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, and positions of our executive officers and director as of the date of this Memorandum:

Name	Age	Positions
Raphael Perez	47	President, Chief Executive Officer, Chief Financial Officer and Director
Carmen Villegas	27	Secretary and Director
Michael D. Farkas	43	Chairman of the Board

Raphael Perez, President, Chief Executive Officer, Chief Financial Officer and Director

Mr. Perez began serving as President, Chief Executive Officer, Chief Financial Officer and Director of Balance Labs, Inc. since January 15, 2015. Mr. Perez is currently the Comptroller and Cash Manager of Car Charging, Inc., a publicly traded company. Since 1999, Mr. Perez has also been the Comptroller for the Farkas Group. As the Comptroller, Mr. Perez has assisted in the preparation of financial statements for a number of public and private companies for a licensed and qualified SEC CPA for review. At the Farkas Group, Mr. Perez is also in charge of payrolls for the Miami and the New York Offices, accounts payable, accounts receivable, quarterly 941’s, annual 940’s, annual W-2’s, all quarterly and yearly state returns for the New York and Miami office. Prior to his employment at Car Charging and Farkas Group, Mr. Perez served as the Comptroller and Purchasing Director for Kraus Anderson Construction Company and Food Service Director for Professional Food Service Management, Inc.

Graduated in 1989, Mr. Perez holds an Associate Degree in Civil Engineering from Miami Dade Community College.

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Carmen Villegas, Secretary

Ms. Villegas began serving as Secretary and Director of Balance Labs, Inc. since January 15, 2015. Ms. Villegas is currently the Executive Assistant at Car Charging, Inc., a publicly traded company and the Farkas Group, Inc. At both companies, Ms. Villegas assists the President and CEO in matters such as meeting schedules, appointments, conferences and travel arrangements. Ms. Villegas also assists the accounting department with file/database maintenance and record-keeping. Ms. Villegas also helps the executives receive and distribute correspondence to the appropriate department and personnel, as well as other administrative tasks in support of the companies’ daily operations.

Ms. Villegas holds an Associate in Arts Degree in Business Administration & Accounting and is currently pursuing a Bachelor’s Degree in Business Administration with a minor in Psychology at Florida International University.

Michael D. Farkas, Chairman of the Board

Mr. Farkas served as the Chief Executive Officer of Balance Labs, Inc. from its inception on June 5, 2014 until January 15, 2015 and has been a Director since inception. Mr. Farkas has served as the Chief Executive Officer and Member of the Board of Directors of Car Charging Group, Inc. since 2010.  Mr. Farkas is the founder and manager of The Farkas Group, a privately held investment firm. Mr. Farkas also currently holds the position of Chairman and Chief Executive Officer of the Atlas Group, where its subsidiary, Atlas Capital Services, a broker-dealer, has successfully raised capital for a number of public and private clients until it withdrew its FINRA registration in 2007. Over the last 20 years, Mr. Farkas has established a successful track record as a principal investor across a variety of industries, including telecommunications, technology, aerospace and defense, agriculture, and automotive retail.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

We currently do not have employment agreements with our executive officers and directors.

Family Relationships

There is no family relationship among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from June 5, 2014 (inception) through December 31, 2014:

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Michael D. Farkas, President, Chief Executive Officer and Chairman of the Board (2)	2014	0	0	0	0	0	0	$70,000(1)	$70,000

(1)	Pursuant to certain consulting agreement between Mr. Farkas and the Company, Mr. Farkas receives a monthly consulting service fee of $10,000 per month.
(2)	Mr. Farkas resigned as Chief Executive Officer on January 15, 2015.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from June 5, 2014 (inception) through December 31, 2014.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to any named executive officers in the last completed fiscal year under any LTIP.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

We do not expect to pay any compensation to our Chairman of the Board for Board services, Michael Farkas, until sufficient and sustainable revenues and profits are realized. Mr. Farkas is paid $10,000 per month for consulting services associated with servicing our client engagements.

No retirement, pension, profit sharing, insurance programs, long-term incentive plans or other similar programs have been adopted by us for the benefit of our employees. We had no outstanding equity awards as of the date of this registration statement. We may however implement such long-term equity incentive plans in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 24, 2015 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Raphael Perez	250,000	1.23%

Carmen Villegas	150,000	0.74%

Michael D. Farkas (2)	19,063,700	93.45%

All Executive Officers and Directors as a group (3 individuals)	19,463,700	95.4%

5% Shareholders:
Balance Holdings LLC (2)	12,000,000	58.82%

Shilo Holding Group LLC (2)	7,434,000	36.44%

(1)	Based on 20,400,000 shares of common stock outstanding as of March 24, 2015.
(2)	Michael D. Farkas, who is also the Chairman of the Board of Balance Labs, Inc., holds 12,000,000, 1,400 and 7,062,300 shares of common stock through Balance Holdings, LLC, Shilo Security Solutions, Inc, and Shilo Holding Group LLC, respectively.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Balance Holdings LLC, whose controlling person is our Chairman of the Board, Michael D. Farkas, assisted in the formation and organization of the business. The Company as a result issued 12,000,000 shares of common stock to the entity for services rendered. In addition, the Company pays Balance Holdings LLC $5,000 per month for office space and services.

Shilo Security Solutions, Inc. (“Shilo”), whose majority shareholder is Shilo Holding Group LLC, for which our Chairman of the Board Michael D. Farkas has investing and dispositive power of, assisted in the formation and organization of the business of the Company. The Company as a result issued 8,000,000 shares of common stock to Shilo for services rendered. Shilo subsequently distributed its equity holding in Balance Labs, Inc. to its shareholders, pro rata, on January 5, 2015. Shilo Holding Group LLC holds 7,434,000 shares of common stock as the date of this registration statement.

On August 22, 2014, the Company entered into a one-year $150,000 agreement to provided business development and corporate planning services to Bang Holdings Corp., an entity in which our Chairman of the Board Michael D. Farkas holds an indirect 19% ownership interest. During the period from June 5, 2014 (inception) to December 31, 2014, we recognized $111,000 of revenues related to the agreement. Pursuant to the agreement, the Company received 500,000 shares of common stock of the entity as consideration for a $500 investment.

On January 15, 2015, the Company issued Mr. Raphael Perez, who is the President, Chief Executive Officer and Director, 250,000 shares of common stock for his contribution in service rendered.

On January 15, 2015, the Company issued Mr. Carmen Villegas, who is the Secretary and Director, 150,000 shares of common stock for his contribution in service rendered.

On February 6, 2015, the Company entered into a consulting agreement with Michael D Farkas, who is our Chariman of the Board, pursuant to which the company agreed to pay $10,000 per month for consulting services relating to the development of our business.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 1,000,000 shares of our common stock held by 46 shareholders, who are shareholders of Shilo, which was issued 8,000,000 shares of our company pursuant to pursuant to an exemption under Section 4(2) of the Securities Act.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of this registration statement and the number of shares of common stock being offered by the selling stockholders. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

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Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Shilo Holding Group, LLC	7,434,000	36.44%	435,474	6,998,526	34.31%
Benyamin Shoham (2)(5)(6)	57,820	0.28%	57,820	0	0%
Bat-Sheva Shoham (2)	24,780	0.12%	24,780	0	0%
Etal Shoahm (3)	16,520	0.08%	16,520	0	0%
Yael Shoahm (3)	8,260	0.04%	8,260	0	0%
Moshe Avraham Shoham (4)	16,520	0.08%	16,520	0	0%
Avital Shoahm (4)	8,260	0.04%	8,260	0	0%
Yair Israel Shoahm (5)	16,520	0.08%	16,520	0	0%
Malk Shumer (6)	16,520	0.08%	16,520	0	0%
Paul Koenlgsberg (7)	16,520	0.08%	16,520	0	0%
Dr. Jeff Eisner	16,520	0.08%	16,520	0	0%
Abbey Berkowitz	16,520	0.08%	16,520	0	0%
Jesus A. Garcia	12,390	0.06%	12,390	0	0%
Evelyn Stein (8)	20,650	0.10%	20,650	0	0%
Sheldon S. Stein (8)	20,650	0.10%	20,650	0	0%
Gary Rosenbaum	16,520	0.08%	16,520	0	0%
Jeremy Shmalo	1,487	0.01%	1,487	0	0%
Justin A. Zisquit	1,487	0.01%	1,487	0	0%
Joel Mingel	1,487	0.01%	1,487	0	0%
Jo Debra Koenigsberg (7)	1,487	0.01%	1,487	0	0%
Noam Koenigsberg (7)	1,487	0.01%	1,487	0	0%
Gallt Nissanoff Hack (9)	2,231	0.01%	2,231	0	0%
Avi Hack (9)	2,231	0.01%	2,231	0	0%
Steven I Gunther	4,130	0.02%	4,130	0	0%
David L. Yarus	4,164	0.02%	4,164	0	0%
Ian Jeremy Kahn (10)	1,487	0.01%	1,487	0	0%
Eric Galbut (11)	8,260	0.04%	8,260	0	0%
Leor Zmora	1,487	0.01%	1,487	0	0%
Fredic Kahn (10)	1,487	0.01%	1,487	0	0%
Daniel Galbut (11)	1,487	0.01%	1,487	0	0%
Titan Business Group (15)	1,487	0.01%	1,487	0	0%
David A. Yarus	4,130	0.02%	4,130	0	0%
Lisa Cattan (12)	41,300	0.20%	41,300	0	0%
Saul E. Cattan	41,300	0.20%	41,300	0	0%
Jack Esra Cattan (12)	41,300	0.20%	41,300	0	0%
Esra Jack Cattan (12)	41,300	0.20%	41,300	0	0%
Orlt Rapaport (13)	1,652	0.01%	1,652	0	0%
Era Rapaport (13)	3,304	0.02%	3,304	0	0%
Josh Prowisor (14)	1,652	0.01%	1,652	0	0%
Sharon Prowisor (14)	1,652	0.01%	1,652	0	0%
Michael Marcus	8,260	0.04%	8,260	0	0%
Avigdor Shatz	8,260	0.04%	8,260	0	0%
Nachum Gilbar	8,260	0.04%	8,260	0	0%
Leon Zaldner	20,650	0.10%	20,650	0	0%
Ronen Almog	20,650	0.10%	20,650	0	0%
TOTAL	7,998,526	39.21%	1,000,000	6,998,526	34.31%

19

(1)	Based on 20,400,000 shares outstanding as of March 24, 2015.

(2)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 24,780 shares held by Benyamin Shoham and 24,780 shares held by his wife Bat-Sheva Shoham.

(3)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 16,520 shares held by Etai Shoham and 8,260 shares held by his wife Yael Shoahm. Etai Shoham is also the sibling of Benyamin Shoham.

(4)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 16,520 shares held by Moshe Avraham Shoham and 8,260 shares held by his wife Avital Shoahm. Moshe Avraham Shoham is also the sibling of Benyamin Shoham

(5)	The share amount beneficially held by each of the selling shareholders includes 24,780 shares held by Benyamin Shoham and 16,520 shares held by his sibling Yair Israel Shoham.

(6)	The share amount beneficially held by each of the selling shareholders includes 24,780 shares held by Benyamin Shoham and 16,520 shares held by his mother Malka Shumer.

(7)	Husband, wife and son. The share amount beneficially held by each of the selling shareholders includes 16,520 shares held by Paul Koenlgsberg, 1,487 shares held by his wife Jo Debra Koenigsberg, and 1,487 shares held by their son Noam Koenigsberg.

(8)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 20,650 shares held by Sheldon S. Stein and 20,650 shares held by his wife Evelyn Stein.

(9)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 2,231 shares held by Avi Hack and 2,231 shares held by his wife Gallt Nissanoff Hack.

(10)	Siblings. The share amount beneficially held by each of the selling shareholders includes 1,487 shares held by Ian Jeremy Kahn and 1,487 shares held by his sibling Fredric Kahn.

(11)	Siblings. The share amount beneficially held by each of the selling shareholders includes 8,260 shares held by Eric Galbut and 1,487 shares held by his sibling Daniel Galbut.

(12)	Husband, wife and son. The share amount beneficially held by each of the selling shareholders includes 41,300 shares held by Esra Jack Cattan, 41,300 shares held by his wife Lisa Cattan, and 41,300 shares held by their son Jack Esra Cattan.

(13)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 3,304 shares held by Era Rapaport and 1,652 shares held by his wife Orlt Rapaport.

(14)	Husband and wife. The share amount beneficially held by each of the selling shareholders includes 1,652 shares held by Josh Prowisor and 1,652 shares held by his wife Sharon Prowisor.

(15)	Ian Jeremy Kahn and Danny Kahn, acting together, have voting and investment power over the shares beneficially owned by Titan Business Group, LLC.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

20

Except for Shilo Holding Group, LLC, which is controlled by our Chairman of the Board and former President and CEO, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their shares at a fixed price of $0.25 per share for the duration of the offering. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.25 for the duration of the offering.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $42,035.

21

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share.  As of the date hereof, 20,400,000 shares of our common stock and no share of our preferred stock were outstanding.

Common Stock

The shareholders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our Board and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

22

Transfer Agent and Registrar

We have engaged with Worldwide Stock Transfer, LLC as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the common stock being offered pursuant to this registration statement will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, NJ 08648.

The financial statements for the period from June 5, 2014 to December 31, 2014 included in this prospectus and the registration statement have been audited by Anton & Chia, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their registration statement appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

23

BALANCE LABS, INC.

24

To the Board of Directors and Stockholders of

Balance Labs, Inc.

We have audited the accompanying balance sheet of Balance Labs, Inc. (“the Company”) as of December 31, 2014, and the related statement of operations, stockholders’ deficit, and cash flows from June 5, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

March 24, 2015

F-1

BALANCE LABS, INC.

Balance Sheet

December 31,
2014

Assets

Current Assets:
Cash	$66,158

Total Current Assets	66,158

Investment - related party	500

Total Assets	$66,658

Liabilities and Stockholders' Deficit

Current Liabilities:
Accrued expenses - related party	$72,000
Short term advances - related parties	1,105

Total Current Liabilities	73,105

Commitments and contingencies

Stockholders' Deficit:
Preferred stock, $0.0001 par value;
Authorized, 50,000,000 shares; none issued and outstanding at December 31, 2014	-
Common stock, $0.0001 par value;
Authorized, 500,000,000 shares; 20,000,000 shares issued and outstanding at December 31, 2014	2,000
Accumulated deficit	(8,447)

Total Stockholders' Deficit	(6,447)

Total Liabilities and Stockholders' Deficit	$66,658

See Notes to these Financial Statements

F-2

BALANCE LABS, INC.

Statement of Operations

Period from
June 5, 2014
(Inception) to
December 31, 2014

Revenues - related party	$111,000

Cost of revenues - related party	70,000

Gross Profit	41,000

Operating Expenses
General and administrative expenses	14,649
General and administrative expenses - related party	35,000

Total Operating Expenses	49,649

Loss From Operations	(8,649)

Other Income
Interest income	202

Total Other Income	202

Net Loss	$(8,447)

Net Loss Per Share
- Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding
- Basic and Diluted	20,000,000

See Notes to these Financial Statements

F-3

BALANCE LABS, INC.

Statement of Changes in Stockholders' Deficit

For the Period from June 5, 2014 (Inception) to December 31, 2014

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance - June 5, 2014 (Inception)	-	$-	$-	$-

Issuance of founders' shares	20,000,000	2,000	-	2,000

Net loss	-	-	(8,447)	(8,447)

Balance - December 31, 2014	20,000,000	$2,000	$(8,447)	$(6,447)

See Notes to these Financial Statements

F-4

BALANCE LABS, INC.

Statement of Cash Flows

Period from
June 5, 2014
(Inception) to
December 31, 2014
Cash Flows From Operating Activities
Net loss	$(8,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of founders' shares	2,000
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities - related parties	72,000

Total Adjustments	74,000

Net Cash Provided by Operating Activities	65,553

Cash Flows From Investing Activities
Investment in related party	(500)

Net Cash Used In Investing Activities	(500)

Cash Flows From Financing Activities
Proceeds from short term advances - related parties	1,105

Net Cash Provided by Financing Activities	1,105

Net Increase In Cash	66,158

Cash - Beginning	-

Cash - Ending	$66,158

See Notes to these Financial Statements

F-5

BALANCE LABS, INC.

Notes to Financial Statements

Note 1 – Business Organization and Nature of Operations

Balance Labs, Inc. (“Balance Labs” or the “Company”) was incorporated on June 5, 2014 under the laws of the State of Delaware. Balance Labs is a consulting firm that provides business development and consulting services to start up and development stage businesses. The Company offers services to help businesses in various industries improve and fine tune their business models, sales and marketing plans and internal operations as well as make introductions to professional services such as business plan writing, accounting firms and legal service providers.

The Company leverages its knowledge in developing businesses with entrepreneurs and start up companies’ management whereby it creates a customized plan for them to overcome obstacles so that they can focus on marketing their product(s) and/or service(s) to their potential customers.

Note 2 – Going Concern and Management’s Plans

As of December 31, 2014, the Company had a working capital deficiency and stockholders’ deficit of $6,947 and $6,447, respectively. During the period from June 5, 2014 (inception) to December 31, 2014, the Company reported a net loss of $8,447. The Company has not yet achieved profitability and the Company will need to add clients and generate additional revenues to achieve profitability.

The Company may require additional capital to implement its business plan and support its operations. Currently, the Company has no established bank-financing arrangements. Therefore, depending on the revenue growth rate, the Company may need to seek additional financing through a future private offering of its equity or debt securities, or through strategic partnerships and other arrangements with corporate partners. The Company believes it will be successful in these efforts; however, there can be no assurance the Company will meet its internal revenue forecasts or, if necessary, be successful in raising additional debt or equity financing to fund its operations on terms agreeable to the Company. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. The Company presently has enough cash on hand to sustain its operations until June 2015. The Company anticipates the receipt of funding within such period, but there can be no assurance that it will occur. If the Company is unable to meet its internal revenue forecasts or obtain additional financing on a timely basis, the Company may have to delay vendor payments and/or initiate cost reductions, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations, liquidate, and/or seek reorganization under the U.S. bankruptcy code.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals, stock-based compensation and income taxes. Actual results could materially differ from those estimates.

Concentrations and Credit Risk

One customer provided 100% of revenues during the period from June 5, 2014 (inception) to December 31, 2014. See Note 6 – Related Party Transactions for additional details.

Revenue Recognition

The Company recognizes revenue related to its professional services to its customers when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured.

F-6

BALANCE LABS, INC.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies - Continued

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2014. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations.

Investment – Related Party

The Company does not exercise significant influence over its investment in a related party. Therefore, investment – related party is recorded at cost.

Net Loss Per Common Share

Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. There were no dilutive securities outstanding during the period from June 5, 2014 (inception) to December 31, 2014.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to directors are treated on the same basis as awards granted to employees.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The carrying amounts of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments.

Subsequent Events

The Company evaluates events that occurred after the balance sheet date but before the date the financial statements were available to be issued, which was March 24, 2015. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 8.

F-7

BALANCE LABS, INC.

Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies - Continued

Recently Issued Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation,” (“ASU 2014-10”). ASU 2014-10 removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company has elected to adopt ASU 2014-10 effective with this registration statement on Form S-1 and its adoption resulted in the removal of previously required development stage disclosures. The Company’s principal operations are to provide business development and consulting services to start up and development stage businesses.

In June 2014, the FASB issued ASU No. 2014-12, "Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide that a Performance Target Could be Achieved after the Requisite Service Period," ("ASU 2014-12"). The amendments in ASU 2014-12 require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in ASC Topic No. 718, "Compensation - Stock Compensation" as it relates to awards with performance conditions that affect vesting to account for such awards. The amendments in ASU 2014-12 are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in ASU 2014-12 either: (a) prospectively to all awards granted or modified after the effective date; or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The Company does not anticipate that the adoption of ASU 2014-12 will have a material impact on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. The Company does not anticipate that the adoption of ASU 2014-15 will have a material impact on its financial statements.

Note 4 – Stockholders’ Equity

Authorized Capital

The Company is authorized to issue 500,000,000 shares of common stock, $0.0001 par value, and 50,000,000 shares of preferred stock, $0.0001 par value.

Common Stock

On June 5, 2014, the Company issued 12,000,000 and 8,000,000 shares of common stock as “founder shares” to two entities controlled by the Company’s Board Chairman for services rendered in forming the Company.

F-8

BALANCE LABS, INC.

Notes to Financial Statements

Note 5 – Income Taxes

The Company will file 2014 federal and Florida corporate income tax returns.

The following summarizes the income tax provision (benefit):

For The Period From
June 5, 2014
(Inception)
December 31, 2014
Federal
Current	$-
Deferred	(3,000)

State and local
Current	-
Deferred	(210)
(3,210)
Change in valuation allowance	3,210
Income tax provision (benefit)	$-

The Company has the following net deferred tax asset:

As of
December 31, 2014

Net operating loss carryforward	$3,210
Valuation allowance	(3,210)

Net deferred tax assets	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

For The Period From
June 5, 2014
(Inception)
December 31, 2014
Expected federal statutory rate	(34.0)%
State tax rate, net of federal benefit	(4.0)%
Change in valuation allowance	38.0%

Income tax provision (benefit)	0.0%

For the period from June 5, 2014 (inception) to December 31, 2014, the Company had $8,447 of federal and state net operating loss carryovers (“NOLs”), which begin to expire in 2034.

The Company, after considering all available evidence, fully reserved its deferred tax assets since it is more likely than not that such benefits will not be realized in future periods. The Company has not yet established that it can generate taxable income. The Company will continue to evaluate its deferred tax assets to determine whether any changes in circumstances could affect the realization of their future benefit. If it is determined in future periods that portions of the Company’s deferred tax assets satisfy the realization standards, the valuation allowance will be reduced accordingly.

The Company does not have any tax positions for which it is reasonably possible that the total amount of gross unrecognized tax benefits will increase or decrease within twelve months of December 31, 2014. The unrecognized tax benefits may increase or change during the next year for items that arise in the ordinary course of business.

F-9

BALANCE LABS, INC.

Notes to Financial Statements

Note 6 – Related Party Transactions

On August 22, 2014, the Company entered into a one-year agreement to provide business development and corporate planning services to an entity, in which the Company’s Board Chairman has an indirect 19% interest. This entity shall pay the Company $150,000 over the term of the agreement. During the period from June 5, 2014 (inception) to December 31, 2014, the Company recognized $111,000 of revenues related to the agreement. Pursuant to the agreement, the Company received 500,000 shares of common stock of the entity as consideration for a $500 investment in cash.

During the period from June 5, 2014 (inception) to December 31, 2014, $10,000 per month of cost of revenues ($70,000 in total) was attributable to compensation earned by the Company’s Board Chairman in connection with services performed related to the above business development agreement. As of December 31, 2014, the $70,000 of compensation was unpaid and was included in accrued expenses – related party on the balance sheet.

During the period from June 5, 2014 (inception) to December 31, 2014, the Company paid $5,000 per month ($35,000 in total) to an entity controlled by the Company’s Board Chairman for rent and office services which was included in general and administrative expenses – related party in the statement of operations.

On June 5, 2014, July 9, 2014 and August 22, 2014 the Company received $505, $100 and $500 of short-term advances, respectively, from entities controlled by the Company’s Board Chairman to fund the Company’s early formation expenses. The short-term advances remained outstanding as of December 31, 2014 and were included within short-term advances – related parties on the balance sheet.

Note 7 – Commitments and Contingencies

Litigation, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

The Company records legal costs associated with loss contingencies as incurred.

Note 8 - Subsequent Event

Stock-Based Compensation

On January 15, 2015, the Company’s Board of Directors approved the issuance of 250,000 and 150,000 immediately-vested shares of the Company’s common stock to the Company’s newly-hired President and Chief Executive Officer, plus the Secretary, respectively.

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BALANCE LABS, INC.

1,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________.

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$35
Transfer Agent Fees	$5,000
Accounting fees and expenses	$10,000
Legal fees and expense	$25,000
Miscellaneous	$2,000
Total	$42,035

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Delaware, our Certificate of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On January 15, 2015 we issued 250,000 and 150,000 shares of common stock to our executive officers Mr. Raphael Perez and Ms. Carmen Villegas, respectively for services rendered.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act.

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On June 5, 2014, we issued Balance Holdings LLC, whose controlling person is our Chairman of the Board, Michael D. Farkas, 12,000,000 shares of common stock for services rendered in connection to the forming and organizing the business of our Company.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act.

On June 5, 2014, we issued Shilo Security Solutions, Inc., whose majority shareholder is Shilo Holding Group LLC, for which our Chairman of the Board Michael D. Farkas has investing and dispositive power of, 8,000,000 shares of common stock for services rendered in connection to the forming and organizing the business the Company. Shilo subsequently distributed its equity holding in Balance Labs, Inc. to its shareholders, pro rata, on January 5, 2015. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation.
3.2	Bylaws.
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
10.1	Consulting Agreement between Michael Farkas and the Company dated February 6, 2015
10.2	Service Agreement between Bang Holdings Corp. and the Company dated August 22, 2014
23.1	Consent of Anton and Chia, LLP
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)

* To be filed by amendment.

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami Beach, Florida on March 24, 2015.

BALANCE LABS, INC.

By:	/s/Raphael Perez
Raphael Perez
President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Raphael Perez	President, Chief Executive Officer, Chief Financial Officer and	March 24, 2015
Raphael Perez	Director (Principal Executive Officer and Principal Financial Officer)

Signature	Title	Date

/s/Michael D. Farkas	Chairman of the Board	March 24, 2015
Michael D. Farkas

Signature	Title	Date

/s/Carmen Villegas	Secretary & Director	March 24, 2015
Carmen Villegas

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